Exhibit 4.44

AMENDMENT NO. 4 TO SERIES 2009-1 SUPPLEMENT

THIS AMENDMENT NO. 4, dated as of June 21, 2010 (the “Amendment”), to the Agreement (as defined below), is entered into by TAL Advantage III LLC, a Delaware limited liability company (the “Issuer”), Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and consented to by Wells Fargo Bank, National Association, as Control Party for Series 2009-1 (“WFBNA”).

WITNESSETH:

WHEREAS, the Issuer and the Indenture Trustee have previously entered into the Series 2009-1 Supplement, dated as of October 23, 2009 (as amended, supplemented and otherwise modified from time to time, the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.               Defined Terms.  Unless otherwise amended by the terms of this Amendment, capitalized terms used in this Amendment shall have the meanings assigned in the Agreement.

SECTION 2.               Amendments to Agreement.

(a)                               The second sentence of Section 201 of the Supplement is hereby amended to read as follows:

“The Series 2009-1 Notes will be issued in the aggregate maximum principal balance not to exceed Four Hundred Million Dollars ($400,000,000).”

(b)                               Section 205(d) of the Agreement is hereby amended and restated as follows:

“(d)         On June 21, 2010, an additional Series 2009-1 Noteholder (the “June Noteholder”) shall become a party to the Series 2009-1 Supplement with an initial Series 2009-1 Note Existing Commitment of Seventy Five Million Dollars ($75,000,000).  Such increase in the aggregate Series 2009-1 Note Existing Commitment will be accomplished without any assignment or adjustment of the Series 2009-1 Note Existing Commitment of any other Series 2009-1 Noteholder as of such date.  In addition, the Issuer may, by means of a letter delivered to the Administrative Agent and the Indenture Trustee (with a copy to each Interest Rate Hedge Counterparty) on not more than one occasion after June 21, 2010 and prior to April 9, 2011, request that the aggregate Series 2009-1 Note Existing Commitments be increased by an aggregate amount not to exceed Thirty Million Dollars ($30,000,000), by issuing additional Series 2009-1 Notes to one or more commercial banks, finance companies or other Persons (each an “Additional Series 2009-1 Noteholder”).  In the event that one or more Additional Series 2009-1 Noteholders shall subsequently become a party to the Note Purchase Agreement pursuant to Section 2.3(c)

thereof (but in any event not including the June Noteholder), then, until a Successful Syndication is completed, Wells Fargo Bank, National Association, as Series 2009-1 Noteholder (“WFBNA”), shall assign to each such Additional Series 2009-1 Noteholder (i) a portion of the then Series 2009-1 Note Existing Commitment of WFBNA in an amount equal to the Series 2009-1 Note Existing Commitment of each such Additional Series 2009-1 Noteholder (and WFBNA’s Series 2009-1 Note Existing Commitment shall concurrently be reduced by a proportionate amount), and (ii) a proportionate amount of the aggregate Series 2009-1 Principal Balance of the Series 2009-1 Notes then owned by WFBNA (and WFBNA’s Series 2009-1 Principal Balance shall concurrently be reduced by a payment in such amount from such Additional Series 2009-1 Noteholder to WFBNA (which payment shall include any accrued interest thereon)).  In this regard, a “Successful Syndication” means the Series 2009-1 Note Existing Commitment of Wells Fargo Bank, National Association shall be reduced to One Hundred Fifty Million Dollars ($150,000,000) or less.

In addition, to the extent that the Issuer issues prior to the occurrence of the Conversion Date a Series of Term Notes and a Successful Syndication has not occurred as of such Issuance Date, then the Series 2009-1 Existing Commitment of WFBNA in accordance with the provisions of the preceding paragraph by an amount such that, after giving effect to such reduction, the Series 2009-1 Note Existing Commitment of WFNBA does not exceed One Hundred Fifty Million Dollars ($150,000,000).”

(c)           The Issuer hereby ratifies the effectiveness of all Series 2009-1 Notes that are Outstanding on the date of this Amendment.

SECTION 3.               Representations and Warranties.  The Issuer hereby confirms that each of the representations and warranties set forth in Article VI of the Agreement is true and correct as of the date first written above with the same effect as though each had been made as of such date, except to the extent that any of such representations and warranties expressly relates to earlier dates.

SECTION 4.               Effectiveness.

(a)           Except as expressly amended by the terms of this Amendment, all terms and conditions of the Agreement, as amended, shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

(b)           This Amendment shall be effective upon execution and delivery hereof and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)           After the execution and delivery hereof by the parties hereto, (i) this Amendment shall be a part of the Agreement, and (ii) each reference in the Agreement to “this Agreement” and “hereof”, “hereunder” or words of like import, and each reference in any other document to the Agreement shall mean and be a reference to the Agreement as amended or modified hereby.

(d)           Each party hereto agrees and acknowledges that this Amendment constitutes a “Transaction Document” under the Indenture.

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SECTION 5.               Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts (which may include facsimile or PDF file), each of which shall be executed by the Issuer, the Indenture Trustee and the Control Party, and be deemed an original and all of which shall constitute together but one and the same agreement.

SECTION 6.               Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (EXCEPT SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW).

SECTION 7.               Consent to Jurisdiction.  The parties hereto hereby irrevocably consent to the personal jurisdiction of the state and federal courts located in New York County, New York, in any action, claim or other proceeding arising out of any dispute in connection with this Amendment, any rights or obligations hereunder, or the performance of such rights and obligations.

SECTION 8.               Entire Agreement.  This Amendment constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TAL ADVANTAGE III LLC, as Issuer

By:
Name:
Title:

Amendment 4 to Series 2009-1 Supplement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Amendment 4 to Series 2009-1 Supplement

THE UNDERSIGNED SERIES 2009-1 NOTEHOLDER HEREBY CONSENTS TO THIS AMENDMENT NO. 4 WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Series 2009-1 Noteholder

By:
Name:
Title:

Amendment 4 to Series 2009-1 Supplement

THE UNDERSIGNED SERIES 2009-1 NOTEHOLDER HEREBY CONSENTS TO THIS AMENDMENT NO. 4 DVB BANK SE

By:
Name:
Title:

By:
Name:
Title:

Amendment 4 to Series 2009-1 Supplement

THE UNDERSIGNED SERIES 2009-1 NOTEHOLDER HEREBY CONSENTS TO THIS AMENDMENT NO. 4 FORTIS BANK (NEDERLAND) N.V.

By:
Name:
Title:

By:
Name:
Title:

Amendment 4 to Series 2009-1 Supplement